Exhibit 99.2

RAM Reinsurance Company Ltd.
Summary of Mortgage and CDO Exposure

The following summarizes RAM Re’s exposure to mortgage securitizations and CDOs as of June 30, 2007.1 RAM Re generally follows the classifications for mortgage and CDO securities used by the primary insurers and reported to RAM Re.

The proportion of sub-prime mortgage securitizations assumed by RAM Re during the past two and one-half years is lower than in prior years, as shown in the following table and chart.

($MM)
	Pre-2002	2002	2003	2004	2005	2006	2007	Total OS
Sub-prime	$75.0	$16.4	$64.0	$41.2	$27.5	$47.7	$55.1	$326.9
Other Mortgage	$7.8	$18.2	$21.9	$165.2	$298.5	$497.9	$501.3	$1,510.9
International	$4.9	$44.6	$177.8	$87.8	$212.1	$115.1	$204.0	$846.3
	$87.8	$79.1	$263.8	$294.2	$538.1	$660.8	$760.4	$2,684.1

The following table provides the break-down of RAM Re’s mortgage exposure outstanding as of June 30, 2007 and assumed since January 1, 2005 by product type and RAM Re Rating.2

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1 RAM Re reports outstanding exposures on a one-quarter lag basis.

2 RAM Re Ratings are assigned by RAM Re and take into consideration the ratings assigned by the primaries and the rating agencies.

     Mortgage Securities Exposure
Net Par Outstanding as of June 30, 2007
Vintages 2005- Q2 2007

($MM)
	RAM Re Rating
	AAA / AA	A	BBB	Total
Prime 1sts	$70.5	$38.8	$1.4	$110.7
HELOCs	30.4	48.3	769.1	847.8
Closed-End Seconds	47.7	9.1	253.3	310.1
Alt A	29.2	0.0	0.0	29.2
Sub-prime	76.2	19.9	34.2	130.3
International	518.9	12.3	0.0	531.2
Total	$772.9	$128.5	$1,058.0	$1,959.3

RAM Re also has exposure to sub-prime mortgage collateral in CDOs. RAM Re’s exposure to sub-prime mortgage collateral in CDOs is a sub-set of our CDOs backed by multi-sector (“MS”) collateral (see definition below). The following table sets forth the RAM Re Rating of the MS CDOs in our portfolio as of June 30, 2007.

($MM)
Multi-Sector CDOs by RAM Re Rating

RAM Re	Outsdg
Rating	Par	Pct
AAA	$1,141.3	99.8%
AA	$2.4	0.2%
Total	$1,143.6	100.0%

As shown in the table above, nearly all of RAM Re’s multi-sector CDO exposure is triple A rated. A very small portion of the remainder is rated double-A, and no exposure is currently rated below investment grade.

A CDO typically consists of various risk layers with the more junior layers having more risk and the more senior layers having less risk. RAM’s portfolio of MS CDOs has very high ratings, which reflects their position in the CDO capital structure and relative level of risk.

The following table segregates RAM Re’s MS CDO into three classifications: “HG,” which are high grade securities (rated single-A or higher), “CMBS,” which are commercial mortgage-backed securities, and “Mez,” which are mezzanine securities (rated below single-A, primarily BBB). Of the $92 million of Mez CDOs shown below, only $11 million was assumed since January 1, 2005.

($MM)
CDO	Outsdg
Type	Par	Pct
HG	$617.7	54.0%
CMBS	433.6	37.9%
Mez	92.3	8.1%
Total	$1,143.6	100.0%

The vintage distribution, based on closing date of CDO issuance, of RAM Re’s MS CDOs is as follows:

($MM)
	Outsdg
Year	Par	Pct
Pre 2002	$33.5	2.9%
2003	$75.2	6.6%
2004	$163.3	14.3%
2005	$444.8	38.9%
2006	$380.6	33.3%
2007	$46.2	4.0%
Total	$1,143.6	100.0%

As shown in the following table, our total CDO par exposure was $5.7 B as of June 30, 2007. The following table breaks down RAM Re’s total CDO exposure by type of CDO:

($MM)
RAM Re CDO Exposure

CDO	Outsdg
Type	Par	Pct
HY	$2,491.0	44.1%
IG	1,772.6	31.3%
MS	1,143.6	20.2%
EM	122.4	2.2%
DBL	124.8	2.2%
Total	$5,654.4	100.0%

The definitions of the CDO types in the above table are as follows:

IG – Investment grade corporates
HY – Non-investment grade corporates, predominantly CLOs backed by corporate loans
MS – Multi-sector collateral, which may include MBS (including sub-prime), ABS,
CDOs, CMBS and other asset-backed securities

EM – Emerging market sovereign debt obligations
DBL – “Double-Wrap” or “second-to-default” CDOs that are backed by collateral, but are wrapped by a financial guaranty company.

The distribution of RAM Re’s total outstanding CDO portfolio by RAM Re rating is as follow:

RAM Re	Outsdg
Rating	Par	Pct
AAA	$5,241.7	92.7%
AA	$329.4	5.8%
A	$65.5	1.2%
BBB	$11.2	0.2%
BIG	$6.8	0.1%
Total	$5,654.4	100.0%